Exhibit 16

Baum & Company, P.A. letterhead

February 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Penthouse International, Inc. File No. 333-83448

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Penthouse International, Inc. dated February 28, 2003 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ BAUM & COMPANY, P.A.

Baum & Company, P.A.